EXHIBIT 10.5

Execution Version

OPTION AGREEMENT

THIS OPTION AGREEMENT is entered into as of the 12th day of September, 2019, by and between Stephen J. Faber, as Trustee of the Revocable Trust of Stephen J. Faber dated August 29, 2017 (“Optionor”) and Amplitech Group, Inc. (“Optionee”).

A. Optionor is the owner in fee of that certain real property located at 120 Raynor Avenue, Ronkonkoma, New York 11779, which such real property is designated in the real estate records of the Suffolk County Clerk as Section 086.00, Block 06.00, Lot 004.007 (the “Property”).

B. Optionor desires to grant to Optionee an option to purchase the Property upon the terms and conditions described herein, and Optionee desires to acquire such option.

NOW THEREFORE, IN CONSIDERATION of the mutual agreements herein set forth, and other valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

GRANT OF OPTION

Optionor hereby grants to Optionee the exclusive option to purchase the Property upon all of the terms, covenants and conditions set forth herein (the “Option”).

ARTICLE II

TERM AND MANNER OF EXERCISE

2.1 (a) The Option shall be exercisable by Optionee at any time during the period commencing on the date of this Agreement and terminating at 11:59 p.m. on September 12, 2024 (the “Option Period”) only by delivering to Optionee written notice of exercise to Optionor in the manner set forth in Section 9.9 hereof prior to the expiration of the Option Period;

(b) If Optionee fails to exercise the Option on or before the last date for such exercise specified above, the option and this Agreement shall be null and void and of no further force or effect.

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ARTICLE III

CONSIDERATION FOR OPTION

Concurrently with the execution of this Agreement, and in consideration for the rights granted to Optionee during the Option Period, Optionee shall, on the date hereof, enter into a five (5) year Lease of the Property on terms acceptable to the parties (the “Lease”).

ARTICLE IV

TERMS OF PURCHASE

4.1 In the event Optionee exercises the Option, Optionee shall purchase, and Optionor shall sell, the Property at the purchase price set forth below in Paragraphs 4.2 or 4.3 of this Article IV (the “Purchase Price”) and on such other terms as are set forth in the Contract of Sale attached hereto as Exhibit A (the “Contract of Sale”), which Contract of Sale is incorporated herein by reference.

4.2 Beginning on the date of this Agreement and continuing until September 12, 2021, the Purchase Price shall be One Million Two Hundred Thousand and 00/100 ($1,200,000.00) Dollars.

4.3 Beginning on September 13, 2021 and continuing until September 12, 2024, the purchase price for the Property shall be the Fair Market Value for the Property as of the date that Optionee delivers to Optionor a written notice of Optionee’s exercise of the Option (the “Optionee’s Exercise Notice”). For purposes of this Agreement, “Fair Market Value” shall mean the value of the Property determined in accordance with the following procedures:

(a) FMV Notice. The Fair Market Value shall initially be determined by Optionee in its reasonable discretion, and as communicated to Optionor in Optionee’s Exercise Notice. Optionor shall advise Optionee in writing if it accepts Optionee’s determination of the Fair Market Value (such notice, the “FMV Response Notice”’) within fifteen (15) days of Optionor’s receipt of the Optionee’s Exercise Notice from Optionee (“Optionor’s Review Period”). In the event Optionor fails to timely accept in writing such value proposed by Optionee, then such proposal shall be deemed rejected, and Optionor and Optionee shall, for a period of thirty (30) days after the end of Optionor’s Review Period (the “Negotiation Period”), negotiate in good faith to try to reach agreement upon the Fair Market Value, using their reasonable good faith efforts.

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(b) FMV Deadlock. In the event Optionor and Optionee are unable to agree as to the Fair Market Value of the Property by the end of the Negotiation Period (the “FMV Deadlock Date”), then each party shall appoint an appraiser within ten (10) Business Days after the FMV Deadlock Date; the two appraisers thus appointed shall within ten (10) additional Business Days appoint a third appraiser for the purpose of determining the Fair Market Value of the Property; and the three appraisers so selected shall be instructed to complete their respective appraisals of the Property and deliver the results of the same, in writing, not later than sixty (60) days after the FMV Deadlock Date. The average of the three appraisals (subject to the qualifications set forth below) shall be the Fair Market Value for the Property and, thereby, the Purchase Price; provided, however, in the event that any (but not more than one) appraisal submitted by an appraiser varies ten percent (10%) or more from the average of all three appraisals, then such appraisal shall not be used and the Fair Market Value shall be determined on the basis of the average of the other two appraisals. Further, in the event that the highest and lowest appraisal each varies ten percent (10%) or more from the average of all three appraisals, or if fewer than all three of the required appraisals shall have been received by Optionor and Optionee, in writing, within sixty (60) days after the FMV Deadlock Date, then, in either such case, the Fair Market Value shall be determined in accordance with the following procedure: (1) if all three of the required appraisals are timely received but there is a ten percent (10%) or greater variance of both the highest and lowest thereof with the average of all three as described above, then the Fair Market Value shall equal the average of (i) the middle appraisal amount, and (ii) the Fair Market Value as determined by the then highest ranking officer that is not an affiliate of either Optionor or Optionee of the local chapter of the Appraisal Institute, located at 508 Foch Boulevard, Mineola, New York 11501 (“AI”) or any successor organization thereto (in any such case, an “AI Officer”); or (2) if fewer than all three of the required appraisals shall have been timely received, then the Fair Market Value shall equal the average of (i) the average of the amount(s) of each appraisal that was timely received, and (ii) the amount of the Fair Market Value as determined by the then highest ranking (and unaffiliated) AI Officer or any successor organization thereof (except that if only one appraisal is received, there shall be a panel of at least two unaffiliated AI Officers which shall make the determination required in this clause (ii)). In all cases, each appraiser selected by a party, and each appraiser selected by an appraiser, must be an “MAI” qualified and licensed appraiser or must otherwise be a member in good standing of the local AI, and must not be affiliated with either party. Each party will pay the cost of its own appraiser and both parties will share equally the costs of the third appraiser and of any AI Officer. For the purposes of this Agreement, “Business Day” shall mean those days of the week which are not a Saturday or Sunday, or New Year’s Day, President’s Day, Martin Luther King Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day or Christmas Day (on the days the foregoing holidays are generally observed).

(c) Binding Effect. The Purchase Price as determined in accordance with the foregoing procedure shall be binding on the parties and shall be payable by Optionee to Optionor at the Closing.

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4.4 Purchase Price. The Purchase Price for the Property shall be payable as follows:

(a) Ten (10%) percent of the Purchase Price (the “Earnest Money”) by wire transfer or bank check payable to the order of ____________ Title Insurance Company, as Escrow Agent (the "Escrow Agent"), simultaneously with execution and delivery of the Contract of Sale. The Earnest Money shall be held, invested and disbursed by Escrow Agent in accordance with the terms of the Contract of Sale.

(b) The balance of the Purchase Price shall be paid on the Closing Date by immediately available Federal funds credited to the account(s) of Optionor, or as otherwise directed by Optionor in a written notice given to Optionee at least two (2) business days prior to the Closing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1 As an inducement to Optionor to enter into this Agreement, Optionee represents, warrants and covenants that it is a corporation duly organized, validly existing and in good standing under the laws of its State of Nevada; that it has the corporate power and authority to enter into this Agreement, and to consummate the transaction herein contemplated; and that the execution and delivery hereof and the performance by Optionee of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or instrument to which Optionee is a party or by which Optionee is bound.

5.2 As an inducement to Optionee to enter into this Agreement, Optionor represents, warrants and covenants as of the date hereof:

(a) Optionor has the requisite power and authority to enter into this Option Agreement and to sell the Property. The execution and delivery hereof and the performance by Optionor of Optionor’s obligations hereunder will not violate or constitute an event of default under the terms and provisions of any agreement, document or instrument to which Optionor is a party or by which Optionor is bound;

(b) To the knowledge of Optionor as of the date hereof, there is no action, proceeding or investigation, whether in the nature of eminent domain or otherwise, pending or threatened, with respect to the ownership, maintenance or operation of the Property, and Optionor has no knowledge of any litigation or threatened litigation affecting title to the Property or its use or operation; and

(c) Optionor has not granted any options or any rights to acquire fee title in the Property or any rights to lease the Property, other than as set forth in this Option Agreement.

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5.3 The truth, accuracy, and completeness of each of the representations, warranties and covenants of Optionee and of Optionor herein set forth, shall constitute a condition precedent to the obligations of Optionor and Optionee, respectively, hereunder. All representations, warranties and covenants herein set forth shall survive the Closing Date (as such term is defined in the Contract of Sale), and Optionee and Optionor each agrees to indemnify, defend, and hold harmless the other from any claim, demand, liability, reasonable third party out-of-pocket loss or cost (including reasonable attorneys’ fees and costs) which the other may sustain because of any material breach of or inaccuracy in the respective representations, warranties and covenants of Optionor and Optionee set forth in this Agreement.

ARTICLE VI

COMMISSIONS

Optionor and Optionee each hereby represents and warrants to the other that it has not dealt with any broker or finder or any other person who might be entitled to a fee in connection with the purchase and sale of the Property and that no fee or commission is due to any broker, finder or other person in connection with this Agreement or the sale contemplated thereby. Optionor and Optionee each hereby indemnifies the other and agrees to hold the other harmless from and against any and all claims, demands, liabilities, losses, judgments, reasonable third party out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) arising, directly or indirectly, out of any claim for a fee or commission due to any broker or finder arising out of facts which contravene the warranties herein stated. These representations, warranties and agreements shall survive the Closing Date.

ARTICLE VII

ASSIGNMENT

Optionee may not assign this Agreement or any of Optionee’s rights hereunder for any purpose whatsoever without the written consent of the Optionor (which consent shall not be unreasonably withheld, delayed or conditioned), other than in connection with any assignment permitted under the Contract of Sale, and any non-permitted assignment shall be void and of no force or effect.

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ARTICLE VIII

RISK OF LOSS

In the event that, prior to the Closing Date, the Property, or any part thereof, is destroyed or materially damaged, Optionee shall have the right, exercisable by giving notice to Optionor within twenty (20) Business Days after receiving written notice of such destruction or damage, to terminate this Agreement, and, upon Optionee’s termination, neither party shall have any further rights or obligations hereunder.

ARTICLE IX

MISCELLANEOUS

9.1 Entire Agreement. This Agreement, including Exhibit A, contains the entire understanding of the parties hereto with respect to the subject matter hereof, and no prior or contemporaneous written or oral agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto.

9.2 Time of Essence. Time is of the essence of this Agreement.

9.3 Attorneys’ Fees. Should any action be brought arising out of this Agreement, including without limitation any action for declaratory or injunctive relief, the prevailing party shall be entitled to reasonable attorneys’ fees and court costs incurred by such prevailing party in connection with such litigation, and any judgment or decree rendered in any such actions or proceeding shall include an award thereof.

9.4 Binding Effect. The provisions of this Agreement shall inure to the benefit of and be binding upon Optionor and Optionee and their respective successors and permitted assigns.

9.5 No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

9.6 Further Acts. Each party shall, at the request of the other, execute, acknowledge (if appropriate) and deliver whatever additional documents, and do such other acts, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

9.7 Counterparts. This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same agreement, and may be made by electronic or facsimile signature.

9.8 Amendments. This Agreement may not be changed or modified except by an instrument in writing executed by the party asserted to be bound thereby.

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9.9 Notices. Any notice required to be given hereunder shall be given in writing by depositing such notice in a post-paid wrapper, in an official depository under the exclusive care and custody of the United States Postal Service within New York State, or by Express Mail, Federal Express or messenger service (with proper receipt therefor), address to the party at the address set forth below with a copy of any such notice by a similar method of delivery or by email or fax transmission (with proper receipt therefor and a copy sent by mail) to the attorney for such party as follows:

IF TO OPTIONOR:	Stephen J. Faber, as Trustee of the Revocable Trust of Stephen J. Faber dated August 29, 2017 10269 NE Beachcrest Drive Bainbridge Island, WA 98110 Attn: Stephen J. Faber Trustee

WITH A COPY TO:	HALEY WEINBLATT & CALCAGNI, LLP One Suffolk Square 1601 Veterans Memorial Highway Islandia, New York 11749 Attn: John R. Calcagni, Esq Tel. (631) 582-5151 Email: jrcal@hwclaw.com

IF TO OPTIONEE:	Amplitech Group, Inc. 120 Raynor Avenue Ronkonkoma, NY 11779 Attn: Fawad Maqbool President

WITH A COPY TO:	Amir Kornblum, Esq. Reiss Sheppe LLP 425 Madison Avenue, 19th Floor New York, New York 10017 Tel (212) 753-2424 Email: akornblum@reisssheppe.com

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Either party may by notice change the address at which notices are to be given hereunder. Notices shall be deemed given upon receipt or first refusal thereof.

9.10 Headings. Any headings in this Agreement are solely for the convenience of the parties and are not part of this Agreement.

9.11 Governing Law. This Agreement and the transaction herein contemplated shall be construed in accordance with and governed by the laws of the State of New York.

9.12 Memorandum of Option. Optionor agrees to execute, acknowledge and deliver to the Optionee simultaneously herewith a Memorandum of this Agreement for recording in the Office of the Clerk of Suffolk County, New York in the form attached hereto as Exhibit “B”.

9.13 Successors and Assigns. This Agreement shall run with the land and bind Optionor and Optionee, and their successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Property. This Agreement shall inure to the benefit of Optionor and Optionee and their successors and assigns.

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IN WITNESS WHEREOF, Optionor and Optionee have executed this Agreement on the day and year first above written.

OPTIONOR

Stephen J. Faber, as Trustee of the Revocable Trust of Stephen J. Faber dated August 29, 2017

By:	/s/ Stephen J. Farber
Stephen J. Faber, Trustee

OPTIONEE

Amplitech Group, Inc.

By:	/s/ Fawad Maqbool
Fawad Maqbool, President

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Exhibit A

Contract of Sale To Be Attached

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Exhibit B

Memorandum of Option Agreement

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